Exhibit 99.1
Reclassified Results by Business Segment due to Business Segment Restructuring Year Over Year Comparison

(In thousands)	As Reported	Amount	Restated	As Reported	Amount	Restated
	2022	Reclassified	2022	2023	Reclassified	2023
Private Banks:
Revenues (A)	$575,625	($5,615)	$570,010	$503,317	($7,000)	$496,317
Expenses	473,209	($5,388)	467,821	455,820	($7,330)	448,490
Operating Profit	102,416	(227)	102,189	47,497	330	47,827
Operating Margin	18%		18%	9%		10%

Investment Advisors:
Revenues	447,766	—	447,766	436,298	—	436,298
Expenses	251,650	—	251,650	259,142	—	259,142
Operating Profit	196,116	—	196,116	177,156	—	177,156
Operating Margin	44%		44%	41%		41%

Institutional Investors:
Revenues	323,353	—	323,353	289,708	—	289,708
Expenses	172,252	—	172,252	165,455	—	165,455
Operating Profit	151,101	—	151,101	124,253	—	124,253
Operating Margin	47%		47%	43%		43%

Investment Managers:
Revenues	624,918	(25,257)	599,661	670,486	(25,232)	645,254
Expenses	404,850	(22,885)	381,965	437,174	(17,978)	419,196
Operating Profit	220,068	(2,372)	217,696	233,312	(7,254)	226,058
Operating Margin	35%		36%	35%		35%

Investments in New Businesses:
Revenues	19,375	30,872	50,247	19,984	32,232	52,216
Expenses	45,159	28,273	73,432	45,437	25,308	70,745
Operating Loss	(25,784)	2,599	(23,185)	(25,453)	6,924	(18,529)

Totals:
Revenues	$1,991,037	$—	$1,991,037	$1,919,793	$—	$1,919,793
Expenses	1,347,120	—	1,347,120	1,363,028	—	1,363,028
Corporate Overhead Expenses	168,164	—	168,164	132,241	—	132,241
Income from Operations	$475,753	$—	$475,753	$424,524	$—	$424,524

(A) The 2022 full year Private Banks revenues includes one time early termination fees of $88.0 million from a significant investment processing client.